UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2015

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 18, 2015, the shareholders of Electro Scientific Industries, Inc. (the “Company”) approved an amendment to the Company’s 2004 Stock Incentive Plan to increase the annual per-employee share limitation for restricted stock and restricted stock units to 400,000 shares and increase the annual maximum number of shares that qualify as performance-based awards under Section 162(m) of the Internal Revenue Code to 400,000 shares. The 2004 Stock Incentive Plan as amended is filed as Exhibit 10.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The 2015 Annual Meeting of Shareholders of the Company was held pursuant to notice at 2:30 p.m. Pacific Daylight Time on August 18, 2015 at the Company’s offices in Portland, Oregon to consider and vote upon:

Proposal 1
To elect the five directors named in the proxy statement for a term of one year. John Medica, Raymond A. Link, Laurence E. Cramer, David Nierenberg and Richard H. Wills are nominees for election for one year terms.

Proposal 2
To approve an amendment to the Company’s 2004 Stock Incentive Plan to increase the annual per-employee share limitation for restricted stock and restricted stock units to 400,000 shares and increase the annual maximum number of shares that qualify as performance-based awards under Section 162(m) of the Internal Revenue Code to 400,000 shares.

Proposal 3	To approve, on an advisory basis, the compensation of our named executive officers.
The final results of the voting on these proposals were as follows:
Proposal 1

Election of Directors for One-Year Term	For	Withheld	Broker Non-Votes
John Medica	22,587,861	512,992	—
Raymond A. Link	22,523,668	577,185	—
Laurence E. Cramer	22,210,632	890,221	—
David Nierenberg	22,390,690	710,163	—
Richard H. Wills	22,483,124	617,729	—

Proposal 2

Amendment of Stock Incentive Plan	For	Against	Abstain	Broker Non-Votes
	20,728,725	2,326,588	45,540

Proposal 3

Advisory Vote on Executive Compensation	For	Against	Abstain	Broker Non-Votes
	21,464,585	1,455,471	180,797

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	2004 Stock Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 20, 2015

Electro Scientific Industries, Inc.

By:	/s/ Edward C. Grady
Name:	Edward C. Grady
Title:	President and Chief Executive Officer